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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and the related joint proxy statement/ prospectus of ProAssurance Corporation, to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements and schedules of Medical Assurance, Inc. included in its Annual Report (Form 10-K and Form 10-K/A-1) for the year ended December 31, 1999, filed with the Securities and Exchange Commission and to the use therein of our report dated October 27, 2000 related to the audited balance sheet of ProAssurance Corporation as of October 20, 2000 included therein.


                                                  /s/ Ernst & Young LLP
                                                  ----------------------
                                                      Ernst & Young LLP


Birmingham, Alabama
January 3, 2001